UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

K-V Pharmaceutical Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) Appointment of Thomas S. McHugh as Chief Accounting Officer; Replacement of Richard H. Chibnall as Chief Accounting Officer

On February 11, 2010, K-V Pharmaceutical Company (the “Company”) and Richard H. Chibnall, the Company’s Vice President, Finance and Chief Accounting Officer, agreed that his employment with the Company will end, effective on February 19, 2010, and that Mr. Chibnall will cease to serve as the Company’s Vice President, Finance and Chief Accounting Officer as of such date.

The Company has named Thomas S. McHugh, the Company’s Interim Chief Financial Officer, Interim Treasurer, Vice President of Finance and Corporate Controller, as Chief Accounting Officer of the Company, effective February 19, 2010.

Mr. McHugh, age 45, has served with the Company as the Interim Chief Financial Officer and Interim Treasurer since September 2009 and as Vice President of Finance and Corporate Controller since January 2009. Prior to joining the Company, Mr. McHugh served as a Managing Director and Global Controller at BearingPoint, Inc. from December 2005 to November 2008. Previously, he was the Chief Financial Officer at Huttig Building Products, Inc., where he was employed from May 2000 to June 2005.

(e) Compensatory Arrangement with Mr. Chibnall

Mr. Chibnall is not a named executive officer for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and the Company therefore at this time is not required to disclose the following compensatory arrangement with Mr. Chibnall. However, the Company expects that Mr. Chibnall will be listed as a “named executive officer” when the Company files its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, and is therefore electing to disclose the following compensatory arrangement with Mr. Chibnall.

The Company previously entered into an employment and confidential information agreement with Mr. Chibnall on December 22, 1995, which was subsequently amended on February 1, 2000, April 1, 2005 and December 31, 2008 (as amended, the “Agreement”). In connection with the termination of his employment, pursuant to the Agreement, Mr. Chibnall will receive one-half of his annual base salary, reduced by usual withholdings, payable in six equal monthly installments. Mr. Chibnall will also receive, at the Company’s expense, continued medical, disability, life insurance and other insurance coverage for six months or until Mr. Chibnall obtains other full-time, non-temporary employment which provides comparable coverage. In addition, all stock options held by Mr. Chibnall become fully vested on the day of termination and remain exercisable for six months thereafter or until Mr. Chibnall obtains other full-time, non-temporary employment, if earlier.

Pursuant to the Agreement, Mr. Chibnall agrees to provide reasonable and necessary services to assist the Company in the transition of responsibilities and ongoing continuity of his job function unless the Company does not request such services. In addition, for a period of 36 months immediately following termination, Mr. Chibnall may not, among other things, compete with the Company, solicit the Company’s customers or employees or interfere with any of the Company’s suppliers, all as more fully described in the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment and Confidential Information Agreement by and between the Company and Richard H. Chibnall, dated December 22, 1995, as amended by amendment dated February 1, 2000, amendment dated April 1, 2005 and amendment dated December 31, 2008 *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: February 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment and Confidential Information Agreement by and between the Company and Richard H. Chibnall, dated December 22, 1995, as amended by amendment dated February 1, 2000, amendment dated April 1, 2005 and amendment dated December 31, 2008 *

*	Filed herewith